UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2014, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”) approved and adopted a new form of indemnity agreement to be entered into with each of the current directors and certain executives of the Company (including the named executive officers) as well as certain Company fiduciaries, which such agreements will supersede and replace any and all prior indemnity agreements to which each such director or current executive was a party with the Company.

The new form of indemnity agreement supplements and clarifies the indemnification rights provided under the Company’s certificate of incorporation, bylaws, and applicable law. The new indemnity agreement provides, among other things, that the Company will indemnify the director or executive (the “Indemnitee”) against all expenses, judgments, damages, witness fees, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee and by reason of the Indemnitee’s service as a director or officer to the fullest extent permitted by the Company’s certificate of incorporation, bylaws, and the General Corporation Law of the State of Delaware or other applicable law and to any greater extent that applicable law may in the future permit, subject to certain exceptions specified in the agreement. The new indemnity agreement also provides for the advancement of expenses in connection with legal proceedings, certain procedures for determining whether the Indemnitee is entitled to indemnification and dispute resolution procedures, and allows the Company to assume the defense of a claim against an Indemnitee if the Company is obligated to provide indemnification for such claim.

The foregoing description of the new indemnity agreement is a general description only and is qualified in its entirety by reference to the new indemnity agreement, the form of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Compensatory Arrangements of Certain Officers.

(e)      On May 13, 2014, the Compensation Committee of the Board (the “Compensation Committee”) approved and adopted (1) a form of change in control agreement and authorized the Company to enter into such agreements with certain executives of the Company (the “Change in Control Agreements”), and (2) the NuVasive, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Change in Control Agreements and the Executive Severance Plan will cover the Company’s Chief Executive Officer, Alexis V. Lukianov, all of the Company’s other named executive officers (the President and Chief Operating Officer, Keith C. Valentine; the President, Global Products and Services, Patrick Miles; the Executive Vice President and Chief Financial Officer, Michael J. Lambert; and the Executive Vice President U.S. Sales, Matthew W. Link), and certain other executives as designated by the Compensation Committee. As a condition to entering into a Change in Control Agreement and receiving coverage under the Executive Severance Plan, an executive must agree to terminate any rights that he or she may have to severance and change in control benefits under certain existing agreement(s) with the Company (including equity acceleration).

The new form of Change in Control Agreements require a “double-trigger” of events before any benefits are payable. Severance benefits are payable in the event there is a change in control of the Company (as defined in the Change in Control Agreements) and the executive’s employment is involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreements) or by the executive for good reason (as defined in the Change in Control Agreements) either in contemplation of the change in control or within a period of twenty-four (24) months following the change in control. The severance benefits under this new form Change in Control Agreements would consist of (1) a lump-sum cash severance payment equal to the sum of (A) two (2) times (2x) the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six (6) months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three (3) calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s employee benefit plans for a period of twenty-four (24) months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three (3) annual bonuses paid to the executive prior to the termination of employment; (2) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (3) the right to exercise all outstanding stock options or stock appreciation rights until the later of twenty-four (24) months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). The severance benefits provided by the Change in Control Agreements are contingent upon the executive officer providing an effective release of claims against the Company.

The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). Benefits are not provided in the event of termination of employment due to retirement, death or disability, with the sole exception that such benefits are provided to Mr. Lukianov in the event of his death or disability (consistent with his current employment agreement). No benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any form of Change in Control Agreement.

Executive Severance Plan benefits for executives other than our Chief Executive Officer would consist of nine (9) months of outplacement assistance and a lump-sum cash payment equal to the sum of (1) the executive’s annual base salary, (2) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his annual incentive bonus target for the year in which the termination of employment occurs, and (3) the after-tax cost of health benefits for a period of one (1) year from the date of termination of employment. For our Chief Executive Officer, the severance benefits would include the nine (9) months of outplacement assistance and a lump-sum cash severance payment equal to the sum of: (1) two times (2x) the sum of his annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs; (2) a pro rata portion (based on service from the beginning of the year until the date of termination of employment) of his cash performance award for the year in which termination of employment occurs based on actual performance for the relevant performance period; and (3) the after-tax cost of health benefits for a period of two (2) years from the date of termination of employment. In addition, for Mr. Lukianov only, Executive Severance Plan benefits would include (A) full vesting of all outstanding Company equity and long-term incentive awards to the extent vesting is based on service with the Company, with awards subject to performance conditions remaining subject to and payable in accordance with the performance conditions being measured pursuant to the terms and conditions of his respective awards agreements; and (B) the right to exercise all vested and unexercised stock options outstanding on the date of termination of employment for a period of twenty-four (24) months following the date of termination of employment or the remaining term thereof if shorter. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The foregoing description of the Company’s new Change in Control Agreements and Executive Severance Plan is a general description only and is qualified in its entirety by reference to the Change in Control Agreement and Executive Severance Plan, the forms of which are attached hereto as Exhibits 99.2 and 99.3 and incorporated herein by reference.

The disclosures made above under Item 1.01 regarding the approval and adoption by the Board of a new form of indemnity agreement to be entered into with each of the current directors and certain executives of the Company (including the qualification and reference to Exhibit 99.1) are incorporated to this disclosure under Item 5.02(e) by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2014, the Board - pursuant to Article IX (Amendments) of the Company’s Restated Bylaws (the “Restated Bylaws”) (which generally allows the Board to amend the Restated Bylaws by the affirmative vote of a majority of the Board) - approved and adopted an amendment to the Restated Bylaws in connection with the approval and adoption of the new form of indemnity agreement to be entered into with each of the current directors and certain current executives of the Company. That amendment to the Restated Bylaws redefined the term “Expenses”, as contained in Article VII (Indemnification) therein, to exclude any amounts paid in settlement or judgment that are the result of a proceeding in which the Company may be required to indemnify a director or executive.

The foregoing description of the amendment to the Restated Bylaws is a general description only and is qualified in its entirety by reference to the Amendment No. 1 to the Restated Bylaws of NuVasive, Inc., which is attached hereto as Exhibit 3.1 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to the Restated Bylaws of NuVasive, Inc.
99.1	Form of Indemnification Agreement between NuVasive, Inc. and its directors and certain executives thereof
99.2	Form of Change in Control Agreement between NuVasive, Inc. and certain executives thereof
99.3	NuVasive, Inc. Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 19, 2014	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Restated Bylaws of NuVasive, Inc.
99.1	Form of Indemnification Agreement between NuVasive, Inc. and its directors and certain executives thereof
99.2	Form of Change in Control Agreement between NuVasive, Inc. and certain executives thereof
99.3	NuVasive, Inc. Executive Severance Plan